Exhibit 10.1

Rule 10b5-1 Stock Selling Plan
Water Pik Technologies, Inc. Common Stock

THIS STOCK SELLING PLAN (the “Plan”) is executed by                            (“Executive”), an executive officer and stockholder of Water Pik Technologies, Inc. (“Water Pik”) to meet the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Recitals

A. Pursuant to the terms of the Water Pik Stock Acquisition and Retention Program (“SARP”) provisions of the Water Pik Employee Stock Purchase Plan (“ESPP”), Executive purchased shares of Water Pik Common Stock (the “Purchased Shares”) through loans from Water Pik (the “SARP Loans”) and received matching grants of restricted shares of Water Pik Common Stock (the “Restricted Shares”).  All terms not otherwise defined in this Plan shall have the meanings set forth in the ESPP/SARP plan document.

B. Prior to entering into this Plan, Executive fully repaid all amounts owing under his SARP Loans to Water Pik by tendering a portion of his Purchased Shares to Water Pik, as permitted under the terms of the ESPP/SARP plan document.

C. Pursuant to the terms of the ESPP/SARP plan document, Executive is permitted to tender Restricted Shares, with such Restricted Shares being valued at the average of the high and low trading prices of Water Pik Common Stock on the business day preceding the tender of such Restricted Shares by Executive (“Fair Market Value”, as more particularly defined in the ESPP/SARP plan document), to satisfy any withholding or other tax required by law to be withheld by Water Pik with respect to any income recognized upon the lapse of restrictions applicable to the Restricted Shares.

D. Since the receipt of Restricted Shares by Water Pik for the foregoing purposes does not require involvement of a broker or other third-party trustee, Water Pik has agreed to administer this Plan according to its terms without acknowledging any influence from Executive other than as permitted under this Plan.

Agreement

In consideration of the foregoing, Executive agrees to enter into this Plan in accordance with the following terms and conditions:

1.  Trading Plan.

Executive requests that Water Pik execute the Trading Plan set forth on Annex A with respect to Executive’s Restricted Shares.  No transactions may occur under this Plan until at least thirty (30) days have elapsed following the Effective Date.

2.  Term.

This Plan shall become effective on the date executed by the Executive (the “Effective Date”).  This Plan shall be terminated and/or suspended as follows:

(a)           Termination.  This Plan shall terminate on the earlier to occur of:

(i)                                                           (date);

(ii)                                  Executive’s death;

(iii)                               one day prior to completion of any merger, acquisition or reorganization in which Water Pik’s stock is exchanged or converted;

(iv)                              satisfaction of all trading objectives set forth in Annex B; or

(v)                                 written notice by the Executive to Water Pik; provided, however, that such notice may not be provided earlier than six(6) months after the Effective Date of this Plan or during any “blackout period” with respect to trading in Water Pik stock.

(b)          Suspension.  This Plan shall be suspended in the event of:

(i)                                     any sale or tender which would violate Section 16 or Rule 144 of the Securities and Exchange Commission (“SEC”) or any other federal or state law or regulation;

(ii)                                  a vote of Water Pik’s Board of Directors to suspend all trading in Water Pik Common Stock; or

(iii)                               the commencement of a secondary public offering by Water Pik, in which case the suspension shall last for the duration of any insider “blackout” period imposed.

3.  Covenants.

Executive acknowledges and agrees that he/she:

(a)                                                        is entering into this Plan in good faith,

(b)                                                       is not currently in possession of any material non-public information regarding Water Pik,

(c)                                                        will not exert any influence over how, when or whether to effect sales or tenders of shares under this Plan subsequent to the Effective Date and during the time period the Plan remains in effect,

(d)                                                       is not, to the best of his or her knowledge, subject to any contractual restriction or other obligation that would prevent Water Pik from administering this Plan in accordance with its terms, and

(e)                                                        is subject to Water Pik’s insider trading policy, as supplemented and amended from time to time (the “Policy”).

4.  Filing of Plan.

Executive agrees to file a copy of this Plan with the Secretary of Water Pik.  Executive further acknowledges and agrees that a copy of this Plan may be filed by Water Pik with the SEC and disclosed in reports filed by Water Pik with the SEC in the event Water Pik determines it is necessary or prudent to do so.

5.  Advice.

Executive acknowledges responsibility for consulting with Executive’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Water Pik or any person affiliated with Water Pik in connection with, Executive’s adoption and implementation of this Plan.  Executive acknowledges that Water Pik is not acting as a fiduciary or an advisor for Executive.

IN WITNESS WHEREOF, this Plan is executed and effective as of the date set forth under Executive’s signature below.

EXECUTIVE

(type name here)

Dated:

Receipt of this Plan is acknowledged

as of

Water Pik Technologies, Inc.

By:
Name:
Title:

STATE OF

COUNTY OF

On this        day of                     , appeared before me in person the above-named person,                                     , who acknowledged the above to be his/her signature and that he/she signed the above instrument as his voluntary act and deed, and for the uses and purposes therein set forth.

Notary Public

(seal)	My Commission expires:

Annex A

Trading Plan

For

(name of executive)